BYLAWS
                            OF
                       TMS, INC.
                  (An Oklahoma Corporation)
                  -------------------------
                        ARTICLE I

                        DEFINITIONS


1.01.     Definitions. Unless the context clearly requires
         ------------
otherwise, in these Bylaws:

          (a) "Board" means the board of directors of the Corporation.

          (b) "Bylaws" means these bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Shareholders.

          (c) "Certificate of Incorporation" means the Certificate of Incorporation of TMS Inc. as filed with the Secretary of State of the State of Oklahoma and includes all amendments thereto subsequently filed.

          (d) "Corporation" means Time Management Software
          Inc.

          (e) "Section" refers to sections of these Bylaws.

          (f) "Shareholder" means a shareholder of record of the Corporation.

1.02.     Offices.  The title of an office refers to the person
          -------
or persons who at any given time perform the duties of that particular office for the Corporation.

                        ARTICLE II

                         OFFICES


  2.01. Principal Office. The Corporation may locate its
        -----------------
principal office within or without the state of incorporation as the Board may determine.

  2.02. Registered Office. The registered office of the
        -----------------
Corporation required by law to be maintained in the State of Oklahoma may be, but need not be, identical with the principal office of the Corporation. The Board may change the address of the registered office from time to time.

  2.03. Other Offices. The Corporation may have offices at
        ---------------
such other places, either within or without the State of Oklahoma, as the Board may designate or as the business of the Corporation may require from time to time.

                         ARTICLE III

                   MEETINGS OF SHAREHOLDERS

  3.01. Annual Meetings. The Shareholders of the Corporation
        ----------------
shall hold their annual meetings for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board shall determine by resolution.

  3.02. Special Meetings. The Board or a committee of the
        -----------------
Board duly designated and whose powers and authority include the power to call meetings may call special meetings of the Shareholders of the Corporation at any time for any purpose or purposes.

  3.03. Place of Meetings. The Shareholders shall hold all
        ------------------
meetings at such places, within or without the State of Oklahoma, as the Board or a committee of the Board shall specify in the notice or waiver of notice for such meetings.

  3.04. Notice of Meetings. Except as otherwise required by
        ------------------
law, the Board or a committee of the Board shall give notice of each meeting of shareholders, whether annual or special, not less than 10 nor more than 60 days before the date of the meeting. The Board or a committee of the Board shall deliver a notice to each Shareholder entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address as it appears on the records of the Corporation, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or wireless. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Corporation that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein.

     Every notice of a meeting of the Shareholders shall state the place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting. Furthermore, if the Corporation will maintain the list at a place other than where the meeting will take place, every notice of a meeting of the Shareholders shall specify where the Corporation will maintain the list of Shareholders entitled to vote at the meeting.

  3.05. Waiver of Notice. Whenever these Bylaws require
        -----------------
written notices, a written waiver thereof, signed by the person entitled to notices, whether before or after the time stated therein, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Shareholders, directors or members of a committee of the Board.

  3.06. Adjournment of Meeting. When the Shareholders adjourn
        -----------------------
a meeting to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Shareholders may transact any business which they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for the adjourned meeting, the Board or a committee of the Board shall give notice of the adjourned meeting to each Shareholder of record entitled to vote at the meeting.

  3.07. Quorum. Except as otherwise required by law, the
        -------
holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Shareholders. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the Shareholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another places, date or time.

     If the chairman of the meeting gives notice of any adjourned special meeting of Shareholders to all Shareholders entitled to vote thereat, stating that those present shall constitute a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum and a majority of the votes cast at such meeting shall determine all matters.

  3.08. Organization. Such person as the Board may have
        -------------
designated or, in the absence of such a persons, the highest ranking officer of the Corporation who is present shall call to order any meeting of the Shareholders, determine the presence of a quorum, and act as chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Corporation, the chairman shall appoint the secretary of the meeting.

  3.09. Conduct of Business. The chairman of any meeting of
        --------------------
Shareholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.

  3.10. List of Shareholders. At least 10 days before every
        ---------------------
meeting of Shareholders, the Secretary shall prepare a list of the Shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. The Corporation shall make the list available for examination by any Shareholder for any purpose germane to the meetings either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting. The Secretary shall produce and keep the list at the meeting during the entire duration of the meeting, and any Shareholder who is present may inspect the list at the meeting. The list shall constitute presumptive proof of the identity of the Shareholders entitled to vote at the meeting and the number of shares each Shareholder holds. A determination of Shareholders entitled to vote at any meeting of Shareholders pursuant to this Section shall apply to any adjournment thereof.

  3.11. Closing of Transfer Books or Fixing of Record Date.
        ------------------------------------------------------
For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purposes the Board or a committee of the Board may provide that the Corporation shall close the stock transfer books for a stated period not to exceed 60 days. If the Corporation closes the stock transfer books for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, the Corporation shall close such books a minimum of 10 days and a maximum of 60 days immediately preceding such meeting.

     In lieu of closing the stock transfer books, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Shareholders. However, the Board shall not fix such date, in any case, more than 60 days prior to the date of the particular action.

     If the Board or a committee of the Board does not close the stock transfer books and does not fix a record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the date of the mailing of notice of the date on which the Board adopts the resolution declaring a dividend, as the case may be, shall be the record date for such determination of Shareholders.

  3.12. Voting of Shares. Each Shareholder shall have one
        -----------------
vote for every share of stock having voting rights registered in his name on the record date for the meeting. The Corporation shall not have the right to vote treasury stock of the Corporation, nor shall another corporation have the right to vote its stock of the Corporation if the Corporation holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation. Persons holding stock of the Corporation in a fiduciary capacity shall have the right to vote such stock. Persons who have pledged their stock of the Corporation shall have the right to vote such stock unless in the transfer on the books of the Corporation the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his proxy, may represent such stock and vote thereon.

     A plurality of the votes cast shall determine all elections of directors and, except when the law or the Certificate of Incorporation requires otherwise, a majority of the votes cast shall determine all other matters.

     The Shareholders may vote by voice vote on all matters. However, upon demand by a Shareholder entitled to vote, or his proxy, the Shareholders shall vote by ballot.
In that event, each ballot shall state the name of the Shareholder or proxy voting the number of shares voted and such other information as the Corporation may require under the procedure established for the meeting.

  3.13. Judges. At any meeting in which the Shareholders vote
        --------
by ballot, the chairman may appoint a judge or judges. Each judge shall subscribe an oath to execute the duties of a judge at such meeting faithfully, with strict impartiality, and according to the best of his ability. The judge or judges shall decide the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on any question, shall conduct and accept the votes, and, when the Shareholders have completed voting, ascertain and report the number of shares voted respectively for and against the question. The judge or judges shall prepare a subscribed, written report and shall deliver the report to the Secretary of the Corporation. A judge need not be a Shareholder of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he has a material interest.

  3.14. Proxies. A Shareholder may exercise any voting rights
        ---------
in person or by his proxy appointed by an instrument in writing, which he or his authorized attorney-in-fact has subscribed and which the proxy has delivered to the secretary of the meeting.

     A proxy is not valid after the expiration of three years after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force(which length may exceed three years) or limits its use to a particular meeting.

     The attendance at any meeting of a Shareholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.

  3.15. Consent of Shareholders in Lieu of Meeting. The
        -------------------------------------------
Shareholders may take any action which they could take at any annual or special meeting without a meeting, prior notice and a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted sign, a consent in writing, setting forth the action taken.

     The Secretary or an Assistant Secretary shall give prompt notice of the taking of any corporate action without a meeting by less than unanimous consent to the Shareholders who have not consented in writing.

                    ARTICLE IV
                 BOARD OF DIRECTORS
                 -------------------
  4.01. General Powers. The Board shall manage the property
        ---------------
business and affairs of the Corporation.

  4.02. Number. The number of directors who shall constitute
        --------
the Board shall equal not less than one nor more than 15, as the Board may determine by resolution from time to time.

  4.03. Election of Directors and Term of Office. The Share-
        ------------------------------------------
holders of the Corporation shall elect the directors at the annual or adjourned annual meeting (except as otherwise provided herein for the filling of vacancies). Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

  4.04. Resignations. Any director of the Corporation may
        --------------
resign at any time by giving written notice to the Board or to the Secretary of the corporation. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

  4.05. Removal. Shareholders holding a majority of the out-
        --------
standing shares entitled to vote at an election of directors may remove any director at any time with or without cause.

  4.06. Vacancies. A majority of the remaining directors,
        -----------
although less than a quorum, may fill any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause. Each director so chosen shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

  4.07. Chairman of the Board. At the initial and annual
        ----------------------
meeting of the Board, the directors may elect from their number a Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct. The Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

  4.08. Compensation. The Board may compensate directors for
        -------------
their services and may provide for the payment of all expenses the directors incur by attending meetings of the Board.

                    ARTICLE V
              MEETINGS OF DIRECTORS
              ----------------------

  5.01. Regular Meetings. The Board may hold regular meetings
        -----------------
at such places, dates and times as the Board shall establish by resolution. If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place and time on the next succeeding business day. The
Board need not give notice of regular meetings.

  5.02. Place of Meetings. The Board may hold any of its
        ------------------
meetings in or out of the State of Oklahoma, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

  5.03. Meetings by Telecommunications. The Board or any
        -------------------------------
committee of the Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

  5.04. Special Meetings. The Chairman of the Board, the
        -----------------
President, or one-third of the directors then in office may call a special meeting of the Board. The person or persons authorized to call special meetings of the Board may fix any place, either in or out of the State of Oklahoma as the place for the meeting.

  5.05. Notice of Special Meetings. The person or persons
        ---------------------------
calling a special meeting of the Board shall give written notice to each director of the time, place, date and purpose of the meeting of not less than three business days if by mail and not less than 24 hours if by telegraph or in person. A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business which the Board will transact at the meeting.

  5.06. Waiver by Presence. Except when expressly for the
        --------------------
purpose of objecting to the legality of a meeting, a director's presence at a meeting shall constitute a waiver of notice of such meeting.

  5.07. Quorum. A majority of the directors then in office
        --------
shall constitute a quorum for all purposes at any meeting of the Board. In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting to another place, date or time without further notice.

  5.08. Conduct of Business. The Board shall transact
        --------------------
Business in such order and manner as the Board may determine. Except as the law requires otherwise, the Board shall determine all matters by the vote of a majority of the directors present. The directors shall act as a Board, and the individual directors shall have no power as such.

  5.09. Action by Consent. The Board or a committee of the
        ------------------
Board may take any required or permitted action without a meeting if all members of the Board or committee sign a written consent and file the consent with the minutes of the proceedings of the Board.

                      ARTICLE VI
                      COMMITTEES
                      -----------

  6.01. Committees of the Board. The Board may designate, by
       ------------------------
a vote of a majority of the directors then in office, committees of the Board. The committees shall serve at the pleasure of the Board and shall possess such lawfully delegable powers and duties as the Board may confer.

  6.02. Selection of Committee Members. The Board shall
        -------------------------------
elect by a vote of a majority of the directors then in office a director or directors to serve as the member of members of a committee. By the same votes, the Board may designate other directors as alternative members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

  6.03. Conduct of Business. Each committee may determine the
        --------------------
procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members shall constitute a quorum, unless the committee consists of one or two members. In that event, one member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

  6.04. Authority. Any committee to the extent the Board
        -----------
provides, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the affixation of the Corporation's seal to all instruments which may require or permit it. However, no committee shall have any power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property, recommending to the Shareholders a dissolution of the Corporations, or amending these Bylaws of the Corporation. Unless a resolution of the Board expressly provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

  6.05. Minutes. Each committee shall keep regular minutes of
        --------
its proceedings and report the same to the Board when required.

                      ARTICLE VII
                       OFFICERS
                      -----------

  7.01. Officers of the Corporation. The officers of the
        ----------------------------
Corporation shall consist of a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two offices, except the offices of President and Secretary.

  7.02. Election and Term. The Board shall elect the officers
        ------------------
of the Corporation. Each officer shall hold office until his deaths, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

  7.03. Compensation of Officers. The Board shall fix the
        ------------------------
compensation of all officers of the Corporation. No officer shall serve the Corporation in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

  7.04. Removal of Officers and Agents. The Board may remove
        -------------------------------
any officer or agent it has elected or appointed at any time, with or without cause.

  7.05. Resignation of Officers and Agents. Any officer or
        -----------------------------------
agent the Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

  7.06. Bond. The Board may require by resolution any
        -----
officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency. The Board also may require by resolution any officer, agent or employee to comply with such other conditions as the Board may require from time to time.

  7.07. President. The President shall be the principal
        ---------
executive officer of the Corporation and, subject to the Board's control, shall supervise and control all of the business and affairs of the Corporation. When present, he shall sign (with or without the Secretary, an Assistant Secretary or any other officer or agent of the Corporation which the Board has authorized) deeds, mortgages, bonds, contracts or other instruments which the Board has authorized an officer or agent of the Corporation to execute. However, the President shall not sign any instrument which the law, these Bylaws, or the Board expressly require some other officer or agent of the Corporation to sign and execute. In general, the President shall perform all duties incident to the office of President and such other duties as the Board may prescribe from time to time.

  7.08. Vice Presidents. In the absence of the President or
        ----------------
In the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President. When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency. A Vice President shall perform such other duties as the President or the Board may assign to him from time to time.

  7.09. Secretary. The Secretary shall (a) keep the minutes
        ----------
of the meetings of the Shareholders and of the Board in one or more books for that purpose; (b) give all notices which these Bylaws or the law requires; (c) serve as custodian of the records and seal of the Corporation; (d) affix the seal of the Corporation to all documents which the Board has authorized execution on behalf of the Corporation under seal; (e) maintain a register of the address of each Shareholder of the Corporation; (f) sign, with the President, a Vice President, or any other officer or agent of the Corporation which the Board has authorized, certificates for shares of the Corporation; (g) have charge of the stock transfer books of the Corporation, and (h) perform all duties which the President or the Board may assign to him from time to time.

  7.10. Assistant Secretaries. In the absence of the
        ----------------------
Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary or Board may assign from time to time.

  7.11. Treasurer. The treasurer shall (a) have
        ----------
responsibility for all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever,
(c) deposit all monies in the name of the Corporation in depositories which the Board selects, and (d) perform all of the duties which the President or the Board may assign to him from time to time.

  7.12. Assistant Treasurers. In the absence of the Treasurer
        --------------------
or in the event of his death., inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the Treasurer, the President, or the Board may assign to him from time to time.

  7.13. Delegation of Authority Notwithstanding any provision
        ------------------------
of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

  7.14. Action with Respect to Securities of Other Corpora-
        ----------------------------------------------------
tions. Unless the Board directs otherwise, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of Shareholders of or with respect to any action of Shareholders of any other corporation in which the Corporation holds securities. Furthermore, unless the Board directs otherwise, the President shall exercise any and all rights and powers which the Corporation possesses by reason of its ownership of securities in another corporation.

  7.15. Vacancies. The Board may fill any vacancy in any
        -----------
office because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

                  ARTICLE VIII

    CONTRACTS, LOANS, DRAFTS, DEPOSITS AND ACCOUNTS
    ------------------------------------------------

  8.01. Contracts. The Board may authorize any officer or
        ----------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the certificates in the name of the Corporation. Any or all certificates may contain facsimile signatures. In case any officer, transfer agent, or registrar, who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, transfer agent, or registrar before the Corporation issues the certificate, the Corporation may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, transfer agent, or registrar at the date of issue. The Secretary, transfer agent, or registrar of the Corporation shall keep a record in the stock transfer books of the Corporation of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary, transfer agent, or registrar of the Corporation shall cancel every certificate surrendered to the Corporation for exchange or transfer. Except in the case of a lost, destroyed or mutilated certificate, the Secretary, transfer agent, or registrar of the Corporation shall not issue a new certificate in exchange for an existing certificate until he has cancelled the existing certificate.

  8.02. Transfer of Shares. The holder of record of shares of
        -------------------
the Corporation's stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, transfer agent or registrar of the Corporation, may transfer his shares only on the stock transfer books of the Corporation. Such person shall furnish to the Secretary, transfer agent, or registrar of the corporation proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. Whenever the holder of record of shares of the Corporation's stock makes a transfer of shares for collateral security, the Secretary, transfer agent, or registrar of the Corporation shall state such fact in the entry of transfer if the transferor and the transferee request.

  8.03. Lost, Stolen, Destroyed and Mutilated Certificates.
        ----------------------------------------------------
The Board may direct the Secretary, transfer agent, or registrar of the Corporation to issue a new certificate to any holder of record of shares of the Corporation's stock claiming that he has lost such certificate, or that someone has stolen, destroyed or mutilated such certificate, upon the receipt of an affidavit from such holder to such fact. When authorizing the issue of a new certificate, the Board, in its discretion, may require as a condition precedent to the issuance that the owner of such certificate give the Corporation a bond of indemnity in such form and amount as the Board may direct.

  8.04. Regulations. The Board may make such rules and
        -------------
Regulations, not inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agent, or one or more registrar, and may require all certificates for stock to bear the signature or signatures of any of them.

  8.05. Holder of Record. The Corporation may treat as
        ----------------
absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate. However, the Corporation shall treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.

  8.06. Treasury Shares. Treasury shares of the Corporation
        ----------------
shall consist of shares which the Corporation has issued and thereafter acquired but not cancelled. Treasury shares shall not carry voting or dividend rights.

                   ARTICLE IX

                 INDEMNIFICATION
                 ----------------

  9.01. Actions Other Than By or In the Right of the Corpora-
        -----------------------------------------------------
tion. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a shareholder, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create, of itself, a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

  9.02. Actions By or In the Right of the Corporation.
        -----------------------------------------------
The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a shareholder, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a shareholder, director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, except that the Corporation shall make no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  9.03. Determination of Right of Indemnification.
        -------------------------------------------
The Corporation shall not indemnify any person under Section
9.01 or Section 9.02, in the absence of a court order, unless authorized in the specific case upon a determination that the director, officer, employee or agent has met the applicable standard of conduct set forth in
Section 9.01 or Section 9.02. One of the following shall make the determination: (a) the Board, by a majority vote of a quorum of directors not a party to the actions, suit or proceeding; (b) absent a quorum or at the direction of a quorum of disinterested directors, independent legal counsel, by a written opinion; or (c) the Shareholders.

  9.04. Indemnification Against Expenses of Successful Party.
        -----------------------------------------------------
 Notwithstanding the other provisions of this Article 9, to the extent that a shareholder, director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any actions, suit or proceeding referred to in Section 9.01 or Section 9.02 of these Bylaws, or in defense of any claims, issue or matter therein the Corporation shall indemnify him against expenses (including attorneys' fees) which he actually and reasonably has incurred in connection therewith.

  9.05. Advance of Expenses. If the Corporation ultimately
        ----------------------
determines that the Corporation should not indemnify any person pursuant to the provisions of this Article 9, the Corporation nevertheless may pay his expenses incurred in defending an action or proceeding in advance of the final disposition of such action or proceeding upon specific authorization by the Board and upon his delivery to the Board of an undertaking to repay such amount.

  9.06. Other Rights and Remedies. The indemnification
        -------------------------
provided by this Article 9 shall not be deemed exclusive and is declared expressly to be nonexclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreements, vote of Shareholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office. In addition, the indemnification provided by this Article 9 shall continue as to any person who has ceased to be a directors, officers, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  9.07. Insurance. Upon resolution passed by the Board, the
        ----------
Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a shareholder, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee of similar body, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

  9.08. Constituent Corporations. For the purposes of this
        --------------------------
Article 9, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, shall stand in the same position under the provisions of this Article 9 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its existence had continued.

  9.09. Other Insurance. The Corporation shall reduce the
        ----------------
amount of the indemnification of any person pursuant to the provisions of this Article IX by the amount which such person collects as indemnification (a) under any policy of insurance which the Corporation purchased and maintained on his behalf or (b) from another corporation, partnership, joint venture, trust or other enterprise.

  9.10. Public Policy . Nothing contained in this Article XI,
        ---------------
or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable state of Federal law.

                   ARTICLE X

                   NOTICES
                   --------

  10.01. General. Whenever these Bylaws require notice to any
        ---------
Shareholder, director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Shareholder, director, officer or agent at his address on the books of the Corporation. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

  10.02. Waiver of Notice. Whenever the law or these Bylaws
        ------------------
require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

                   ARTICLE XI

                  MISCELLANEOUS
                  --------------

  11.01. Facsimile Signatures. In addition to the use of
         ----------------------
facsimile signatures which these Bylaws specifically authorize, the Corporation may use such facsimile signatures of any officer or officers, agents or agent, of the Corporation as the Board or a committee of the Board may authorize.

  11.02. Corporate Seal. The Board may provide for a suitable
         ----------------
seal containing the name of the Corporation, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs.

  11.03. Fiscal Year. The Board shall have the authority to
         -------------
fix and change the fiscal year of the Corporation.

                   ARTICLE XII

                   AMENDMENTS
                   -----------


     Subject to the provisions of the Certificate of Incorporation, the Shareholders or the Board may amend or repeal these Bylaws at any meeting.

Adopted as of the 27 day of April, 1990, by the undersigned, being the incorporators of the Corporation.

                               /s/ J. Richard Phillips
                                   -------------------
                                   J. Richard Phillips

                               /s/ Doyle E. Cherry
                                   -------------------
                                   Doyle E. Cherry

                               /s/ James R. Rau, M.D.
                                   -------------------
                                   James R. Rau, M.D.

The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws of the Corporation as adopted by the Board on the 27 day of April, 1990.

Executed as of this 27 day of April, 1990.

(SEAL)

TMS#5/BYLAWS

                               /s/ Winfrey D. Houston
                                   ---------------------
                                   Winfrey D. Houston
                                   Secretary

                    TMS, Inc.
         Certification of Amendments to Bylaws

I, Margaret T. Adcock, Corporate Secretary of TMS, Inc. do hereby certify that at a duly called special meeting of the Board of Directors of TMS, Inc. held at 3:15 p.m. on Thursday, May 20, 1993, at the corporate headquarters of TMS, Inc., 110 West Third Street, Stillwater, Oklahoma the following resolutions were adopted which amend the Company
Bylaws:

  RESOLVED, That Section 7.01 of the Bylaws of the Company be amended to read in its entirety as follows:

    7.01 Officers of the Corporation. The officers of the
          ----------------------------
    Corporation shall consist of a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant
    Treasurers and such other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two offices except the offices of President and Secretary.

  RESOLVED, That Section 7.07 of the Bylaws of the Company be amended to read in its entirety as follows:


    7.07 Chairman of the Board; President.
         ---------------------------------
    (a) The Chairman of the Board, or "Chairman," shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall be the chief executive officer of the Corporation. In general, the Chairman shall be responsible for and perform all duties incident to the office of Chairman of the Board of Directors and such other duties as the Board may prescribe from time to time. (b) The President shall be the chief operating officer of the Corporation. In general, the President shall oversee the day-to-day operations of the Corporation and shall be responsible for and perform all duties incident to the office of President and such other duties as the Board may prescribe from time to time. In the absence of the Chairman or in the event of his death, inability or refusal to act, the President, unless the Board determines otherwise, shall perform the duties of the Chairman. When acting as the Chairman, the President shall have all the powers and restrictions of the Chairman; however, the President shall not be entitled to vote as a director unless: (i) the President was, immediately prior to assuming the duties as Chairman, a member of the Board of Directors, or (ii) the President was elected by the Board of Directors to fill a vacancy on the Board of Directors at the time of assuming the duties as Chairman.

  RESOLVED, that Sections 7.09(f) and 7.09(h) shall be amended, respectively, to read in their entirety as follows:

    "(f) sign, with the Chairman, President, a Vice
    President, or any other officer or agent of the Corporation which the Board has authorized, certificates for shares of the Corporation;"

    "(h) perform all duties which the Chairman of the Board may assign to him from time to time."

  RESOLVED, that the last sentence of Section 7.10 shall be amended to read in its entirety as follows:

    "An Assistant Secretary shall perform such other duties as the Chairman, The President, Secretary or Board may assign from time to time."

  RESOLVED, that the last sentence of Section 7.11 shall be amended to read in its entirety as follows:

    "An Assistant Treasurer shall perform such other duties as the Chairman, the President, Treasurer or Board may assign from time to time."

  RESOLVED, that all references to "President' in Section 7.14 shall be revised and amended to read "Chairman."

CORPORATE SEAL
                                /s/ Margaret Tomlinson Adcock
                                    -------------------------
                                    MARGARET TOMLINSON ADCOCK
                                    CORPORATE SECRETARY

              CERTIFICATE OF AMENDMENT OF
                   BYLAWS OF TMS, INC.



    TMS Inc. (the "Company") a corporation organized and existing under the laws of the State of Oklahoma, does hereby certify that at a telephonic meeting of the Board of Directors of the Company held at 4:00 p.m. on Thursday, October 23, 1997, the following resolutions were adopted which amend the Bylaws of the Company:

    RESOLVED that Section 7.01 of the Bylaws of the Company be amended to read in its entirety as follows:


        7.01 Officers of the Corporation. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President and Chief Executive
    Officer, a Secretary, a Treasurer, and such Vice
    Presidents, Assistant Secretaries, Assistant
    Treasurers, and such other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two offices, except the offices of President and Secretary.


    FURTHER RESOLVED that Section 7.07 of the Bylaws of the Company be amended to read in its entirety as follows:


        7.07 Chairman of the Board; President. (a) The Chairman of the Board, or "Chairman," shall preside at all meetings of the shareholders and of the Board of Directors. In general, the Chairman shall be responsible for and perform all duties incident to the office of Chairman of the Board of Directors and such other duties as the Board may prescribe from time to time.

        (b) The President shall be the chief executive officer of the Corporation. In general, the President shall oversee the day-to-day operations of the Corporation and shall be responsible for and perform all duties incident to the office of President and such other duties as the Board may prescribe from time to time. In the absence of the Chairman or in the event of his death, inability or refusal to act, the President, unless the Board determines otherwise, shall perform the duties of the Chairman. When acting as the Chairman, the President shall have all the powers and restrictions of the Chairman; however, the President shall not be entitled to vote as a director unless: (i) the President was, immediately prior to assuming the duties as Chairman, a member of the Board of Directors, or (ii) the President was elected by the Board of Directors to fill a vacancy on the Board of Directors at the time of assuming the duties as Chairman.


    FURTHER RESOLVED that the last sentence of Section
7.11 shall be amended to read in its entirety as follows:

    "An Assistant Treasurer shall perform such other duties as the Chairman, the President, Treasurer or Board may assign from time to time."

    FURTHER RESOLVED, that all references to "Chairman" in Section 7.14 shall be revised and amended to read
"President."



CORPORATE SEAL



                          /s/ Deborah D. Mosier
                              ------------------
                              DEBORAH D. MOSIER
                              SECRETARY

              CERTIFICATE OF AMENDMENT OF
                   BYLAWS OF TMS, INC.


    TMS Inc. (the "Company") a corporation organized and existing under the laws of the State of Oklahoma, does hereby certify that at a telephonic meeting of the Board of Directors of the Company held at 1:00 p.m. on Friday, September 24, 1999, the following resolutions were adopted which amend the Bylaws of the Company:

    RESOLVED that Section 3.08 of the Bylaws of the Company be amended to read in its entirety as follows:

         3.08. Organization. Unless otherwise directed by the Board of Directors, the Chairman of the Board of Directors shall call to order any meeting of the Shareholders, determine the presence of a quorum, and act as the chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Corporation, the chairman shall appoint the secretary of the meeting.

    FURTHER RESOLVED, that Section 7.01 of the Bylaws of the Company be amended to read in its entirety as follows:

         7.01. Officers of the Corporation. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, a Chief Executive
    Officer, a Secretary, a Treasurer, and such Vice
    Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two offices, except the offices of President, Chairman of the Board of Directors, Chief
    Executive Officer and Secretary.

    FURTHER RESOLVED, that Section 7.07 of the Bylaws of the Company be amended to read in its entirety as follows:

         7.07. Chairman of the Board; President; Chief
    Executive Officer. (a) The Chairman of the Board, or
    "Chairman," shall preside at all meetings of the Board of Directors and, unless otherwise directed by the Board of Directors, shall preside at all meetings of the shareholders. In general, the Chairman shall be responsible for and perform all duties incident to the office of chairman of the Board of Directors and such other duties as the Board may prescribe from time to time.

         (b) The President shall be the principal executive officer of the Corporation. In general, the President shall oversee the day-to-day operations of the Corporation and shall be responsible for and perform all duties incident to the office of President and such other duties as the Board may prescribe from time to time. In the absence of the Chairman or in the event of his death, inability or refusal to act, the President, unless the Board determines otherwise, shall perform the duties of the Chairman. When acting as the Chairman, the President shall have all the powers and restrictions of the Chairman; however, the President shall not be entitled to vote as a director unless; (i) the President was, immediately prior to assuming the duties as Chairman, a member of the Board of Directors, or (ii) the President was elected by the Board of Directors to fill a vacancy on the Board of Directors at the time of assuming the duties as Chairman.

         (c) The Chief Executive Officer, subject to such supervisory powers, if any, as may be given the Board of Directors to the chairman of the Board if there be such an officer, shall, subject to the control of the Board of Directors, have general supervision, discretion, and control of the business and the offices of the corporation.



                       CORPORATE SEAL



                              /s/ Marshall Wicker
                              ------------------------
                              MARSHALL WICKER
                              SECRETARY